UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 22, 2005

Spherix Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12051 Indian Creek Court, Beltsville, Maryland		20705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   301-419-3900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On July 22, 2005 we entered into a Standby Equity Distribution Agreement (“SEDA”) with Cornell Capital Partners, L.P. (“Cornell”). Under the SEDA, we can require Cornell to purchase up to $4,000,000 of our common stock over a two-year period following the effective date of a registration covering the shares of our common stock to be sold to Cornell.

The SEDA establishes what is sometimes termed an equity line of credit or an equity draw-down facility. The $4,000,000 facility may be drawn-down upon by us in installments, the maximum amount of each of which is limited to $350,000. For each share of common stock purchased under the SEDA, Cornell Capital Partners, L.P. will pay 95% of the lowest volume weighted average price (“VWAP”) of our shares during the five trading days following our draw-down notice to Cornell. The VWAP that will be used in the calculation will be that reported by Bloomberg, LLC, a third-party reporting service. In general, the VWAP represents the sum of the value of all the sales of the our common stock for a given day (the total shares sold in each trade times the sales price per share of the common stock for that trade), divided by the total number of shares sold on that day.  We are also committed to pay to Cornell an amount equal to 5% of each purchase of our common stock made by Cornell under the SEDA.

We are not obligated to draw down on the SEDA facility, but once we complete the registration of our common shares allocated to this facility and we satisfy normal conditions for this type of transaction, we have the right to require Cornell to purchase our common shares under the SEDA.

In connection with the SEDA, we have issued to Cornell 95,000 shares of our common stock and paid a due diligence fee of $5,000.  We also paid Yorkville Advisors Management, LLC, the investment manager for Cornell, a structuring fee of $15,000, and on each sale under the SEDA we will pay an additional structuring fee of $500.00.

Newbridge Securities Corporation acted as placement agent for the SEDA, and we paid that firm a fee of 5,000 shares of our common stock as compensation. We also granted Newbridge Securities Corporation piggy-back registration rights covering these shares.

During the term of the SEDA, our officers and directors have agreed not to sell any of their shares of our common stock, except to the extent permitted under Rule 144.

The number of shares of our common stock issuable to Cornell under the SEDA is subject to a 9.99% cap on the beneficial ownership that Cornell and its affiliates may have at the time of each installment (beneficial ownership is to be calculated in accordance with Section 13(d) of the Exchange Act).  Further, we may not issue more that 19.99% of our currently outstanding shares under the SEDA unless the necessary shareholder approval is received.

Copies of the SEDA and the related registration rights agreement, escrow agreement, and placement agent agreement are attached to this report as exhibits. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

Item 3.02  Unregistered Sales of Equity Securities

On July 22, 2005, we entered into the above-described agreements for the issuance of shares of our common stock in a private transaction exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) and Regulation D of that act.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits.

10.1                           Standby Equity Distribution Agreement dated July 22, 2005

10.2                           Escrow Agreement relating to Standby Equity Distribution Agreement dated July 22, 2005

10.3                           Placement Agent Agreement relating to Standby Equity Distribution Agreement dated July 22, 2005

10.4                           Registration Rights Agreement relating to Standby Equity Distribution Agreement dated July 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

By:

/s/ Richard C. Levin
Richard C. Levin
CEO and President, and CFO

Date:	July 22, 2005